EXHIBIT 2.1

                            SHARE EXCHANGE AGREEMENT

                                  BY AND AMONG

                           BLACKFOOT ENTERPRISES, INC.

                                       AND

                               THE SHAREHOLDERS OF

                            TOWER TECH SYSTEMS, INC.

                                       AND

                            TOWER TECH SYSTEMS, INC.

                          DATED AS OF NOVEMBER 7, 2005


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                                TABLE OF CONTENTS

                                                                                                               PAGE
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THE SHARE EXCHANGE................................................................................................1
         1.1      THE SHARE EXCHANGE..............................................................................1
         1.2      EFFECTIVE DATE..................................................................................1
         1.3      EXCHANGE OF TOWER TECH COMMON STOCK.............................................................1
         1.4      EXCHANGE OF CERTIFICATES........................................................................1
         1.5      REPORTING OF SHARE EXCHANGE.....................................................................2
         1.6      BOARD OF DIRECTORS OF BLACKFOOT.................................................................2
THE CLOSING.......................................................................................................2
         2.1      TIME AND PLACE OF CLOSING.......................................................................2
         2.2      OBLIGATIONS OF THE TOWER TECH SHAREHOLDERS AT OR PRIOR TO THE CLOSING...........................2
         2.3      OBLIGATIONS OF BLACKFOOT AT OR PRIOR TO THE CLOSING.............................................2
REPRESENTATIONS AND WARRANTIES OF THE TOWER TECH SHAREHOLDERS.....................................................3
         3.1      ORGANIZATION AND QUALIFICATION..................................................................3
         3.2      CAPITALIZATION..................................................................................3
         3.3      SUBSIDIARIES AND AFFILIATES.....................................................................4
         3.4      OPTIONS OR OTHER RIGHTS.........................................................................4
         3.5      OWNERSHIP OF SHARES.............................................................................4
         3.6      VALIDITY AND EXECUTION OF AGREEMENT.............................................................4
         3.7      NO CONFLICT.....................................................................................4
         3.8      CONSENTS AND APPROVALS..........................................................................5
         3.9      VIOLATION OF LAWS, PERMITS, ETC.................................................................5
         3.10     BOOKS AND RECORDS...............................................................................5
         3.11     TOWER TECH FINANCIAL STATEMENTS.................................................................5
         3.12     UNDISCLOSED LIABILITIES.........................................................................6
         3.13     TITLE TO PROPERTY; ENCUMBRANCES.................................................................6
         3.14     TAXES...........................................................................................6
         3.15     LITIGATION......................................................................................7
         3.16     CONTRACTS AND OTHER AGREEMENTS..................................................................7
         3.17     ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE........................................................7
         3.18     COMPENSATION ARRANGEMENTS; OFFICERS, DIRECTORS AND EMPLOYEES....................................8
         3.19     ERISA...........................................................................................8
         3.20     OPERATIONS......................................................................................8
         3.21     INTANGIBLE PROPERTY AND INTELLECTUAL PROPERTY..................................................10
         3.22     EMPLOYEE RELATIONS.............................................................................10
         3.23     INSURANCE......................................................................................10
         3.24     LICENSES AND PERMITS...........................................................................11
         3.25     BROKERS........................................................................................11
         3.26     ACQUISITION OF BLACKFOOT SHARES................................................................11
         3.27     DISCLOSURE.....................................................................................11
REPRESENTATIONS AND WARRANTIES OF BLACKFOOT......................................................................11
         4.1      ORGANIZATION AND QUALIFICATION.................................................................12
         4.2      CAPITALIZATION.................................................................................12
         4.3      SUBSIDIARIES AND AFFILIATES....................................................................12
         4.4      OPTIONS OR OTHER RIGHTS........................................................................12

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         4.5      VALIDITY AND EXECUTION OF AGREEMENT............................................................12
         4.6      NO CONFLICT....................................................................................12
         4.7      CONSENTS AND APPROVALS.........................................................................13
         4.8      VIOLATION OF LAWS, PERMITS, ETC................................................................13
         4.9      BOOKS AND RECORDS..............................................................................13
         4.10     BLACKFOOT FINANCIAL STATEMENTS.................................................................13
         4.11     UNDISCLOSED LIABILITIES........................................................................14
         4.12     TITLE TO PROPERTY; ENCUMBRANCES................................................................14
         4.13     TAXES..........................................................................................14
         4.14     LITIGATION.....................................................................................14
         4.15     CONTRACTS AND OTHER AGREEMENTS.................................................................15
         4.16     COMPENSATION ARRANGEMENTS; OFFICERS, DIRECTORS AND
                  EMPLOYEES......................................................................................15
         4.17     ERISA..........................................................................................15
         4.18     OPERATIONS.....................................................................................15
         4.19     BROKERS........................................................................................17
         4.20     APPROVAL OF SHARE EXCHANGE.....................................................................17
         4.21     SEC REPORTING STATUS...........................................................................17
         4.22     INVESTMENT COMPANY.............................................................................17
         4.23     OTC BULLETIN BOARD STATUS......................................................................17
         4.24     DISCLOSURE.....................................................................................17
ACTIONS PRIOR TO CLOSING.........................................................................................18
         5.1      CORPORATE EXAMINATIONS AND INVESTIGATIONS......................................................18
         5.2      CONDUCT OF BUSINESS............................................................................18
         5.3      PRESERVATION OF BUSINESS.......................................................................18
         5.4      ADVICE OF CHANGES..............................................................................18
         5.5      OTC BULLETIN BOARD.............................................................................19
         5.6      SEC REPORTS....................................................................................19
         5.7      OTHER AGREEMENTS...............................................................................19
CONDITIONS PRECEDENT TO CLOSING..................................................................................19
         6.1      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BLACKFOOT TO COMPLETE THE CLOSING...................19
         6.2      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE TOWER TECH SHAREHOLDERS TO
                  COMPLETE THE CLOSING...........................................................................20
POST-CLOSING COVENANTS...........................................................................................22
         7.1      FURTHER INFORMATION............................................................................22
         7.2      RECORD RETENTION...............................................................................22
         7.3      POST-CLOSING ASSISTANCE........................................................................22
         7.4      SEC REPORTING..................................................................................22
TERMINATION OF AGREEMENT.........................................................................................23
         8.1      TERMINATION....................................................................................23
         8.2      SURVIVAL AFTER TERMINATION.....................................................................23
MISCELLANEOUS....................................................................................................23
         9.1      EXPENSES.......................................................................................23
         9.2      FURTHER ASSURANCES.............................................................................24
         9.3      NOTICES........................................................................................24
         9.4      ARBITRATION....................................................................................25
         9.5      PUBLICITY......................................................................................25
         9.6      ENTIRE AGREEMENT...............................................................................25

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         9.7      WAIVERS AND AMENDMENTS.........................................................................25
         9.8      GOVERNING LAW..................................................................................26
         9.9      BINDING EFFECT, NO ASSIGNMENT..................................................................26
         9.10     COUNTERPARTS...................................................................................26
         9.11     EXHIBITS AND SCHEDULES.........................................................................26
         9.12     EFFECT OF DISCLOSURE ON SCHEDULES..............................................................26
         9.13     HEADINGS.......................................................................................26
         9.14     SEVERABILITY OF PROVISIONS.....................................................................26

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Schedule A - List of Tower Tech Shareholders


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THIS SHARE  EXCHANGE  AGREEMENT is entered  into as of November 7, 2005,  by and among BLACKFOOT ENTERPRISES, INC., a Nevada corporation ("BLACKFOOT"), the persons named on Schedule A attached to this Agreement (the "TOWER TECH SHAREHOLDERS"), and TOWER TECH SYSTEMS, INC., a Wisconsin corporation ("TOWER TECH").

                                    Recitals

It is the intention of the parties hereto that Tower Tech become a wholly-owned subsidiary of Blackfoot through the exchange of all outstanding shares of Tower Tech Common Stock for shares of Blackfoot Common Stock on the following terms:

                                    Agreement

NOW,  THEREFORE,  for  and in  consideration  of the  premises  and  the  mutual
agreements   hereinafter  set  forth,  in  accordance  with  the  provisions  of applicable law, the parties hereby agree as follows:

                                    ARTICLE I
                               THE SHARE EXCHANGE

1.1 THE SHARE EXCHANGE. Subject to the terms and conditions of this Agreement, at Closing, the Tower Tech Shareholders shall tender all their respective shares of Tower Tech Common Stock to Blackfoot in exchange for Blackfoot Common Stock, and Tower Tech shall become a wholly-owned subsidiary of Blackfoot.

1.2      EFFECTIVE DATE.  The Share Exchange will become effective at Closing.

1.3 EXCHANGE OF TOWER TECH COMMON STOCK. The Tower Tech Common Stock shall be exchanged in the Share Exchange as follows:

         (a) Each certificate that prior to the Effective Date represented an outstanding share of Tower Tech Common Stock will be exchanged for 45,909.09 shares of Blackfoot Common Stock.

         (b) No fraction of a share of Blackfoot Common Stock will be issued upon such exchange of shares of Tower Tech Common
                  Stock. Instead amounts of shares will be rounded to the nearest whole number.

1.4 EXCHANGE OF CERTIFICATES. At Closing, or as soon as practicable thereafter, Blackfoot shall deliver to each Tower Tech Shareholder listed on Schedule A hereto, certificates representing the whole number of shares of Blackfoot Common Stock into which such Tower Tech
         Shareholder's shares of Tower Tech Common Stock shall have been exchanged as set forth herein, and such Tower Tech Shareholder's certificate(s) of Tower Tech Common Stock shall be delivered to Blackfoot.

                       Share Exchange Agreement - Page 1

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1.5      REPORTING OF SHARE EXCHANGE.  For federal,  state, and local income tax return reporting purposes, all parties agree to treat the Share Exchange as a nontaxable exchange under Section 368 of the Internal Revenue Code.

1.6 BOARD OF DIRECTORS OF BLACKFOOT. Simultaneously at Closing, the existing officers and directors of Blackfoot shall resign from their positions and three members selected by Tower Tech shall be appointed to fill the vacancies.

                                   ARTICLE II
                                   THE CLOSING

2.1 TIME AND PLACE OF CLOSING. The closing of the Share Exchange (the "CLOSING") shall, unless otherwise agreed to in writing by the parties, take place at the offices of Dill Dill Carr Stonbraker & Hutchings, P.C., at 10:00 a.m., local time, on or prior to December 16, 2005.

2.2 OBLIGATIONS OF THE TOWER TECH SHAREHOLDERS AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by Blackfoot of its obligations hereunder, the Tower Tech Shareholders shall deliver to Blackfoot the following:

         (a) A copy of the Articles of Incorporation of Tower Tech certified as of a date within thirty days of the Closing by the Secretary of State of the State of Wisconsin and certified by the corporate secretary of Tower Tech as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

         (b) A certificate from the Secretary of State of the State of Wisconsin as to the existence and good standing of Tower Tech as of a date within 10 days of the Closing;

         (c) A certificate of the corporate secretary of Tower Tech attaching thereto true and correct copies of the bylaws of Tower Tech;

         (d)      The  certificate  of Tower Tech  referred  to in  SECTION  6.1 hereof; and

         (e)      Such  other  documents  as  are  required   pursuant  to  this
                  Agreement or as may reasonably be requested from the Tower Tech Shareholders by Blackfoot or its counsel.

         (f) The certificates evidencing the shares of Tower Tech Common Stock owned by the Tower Tech Shareholders, duly endorsed for transfer to Blackfoot.

2.3 OBLIGATIONS OF BLACKFOOT AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by the Tower Tech Shareholders of their obligations hereunder, Blackfoot shall deliver to the Tower Tech Shareholders the following:

         (a) A copy of the Articles of Incorporation of Blackfoot certified as of a date within thirty days of the Closing by the Secretary of State of the State of Nevada and certified by the

                       Share Exchange Agreement - Page 2

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                  corporate  secretary  of  Blackfoot  as to the  absence of any amendments between the date of certification by the Secretary of State and the Closing;

         (b) A certificate from the Secretary of State of the State of Nevada as to the existence and good standing of Blackfoot as of a date within 10 days of the Closing;

         (c) A certificate of the corporate secretary of Blackfoot attaching thereto true and correct copies of the bylaws of Blackfoot and the corporate resolutions duly adopted by the board of directors of Blackfoot authorizing the consummation of the transactions contemplated hereby;

         (d)      The  certificate  of  Blackfoot  referred  to in  SECTION  6.2 hereof; and

         (e)      Such  other  documents  as  are  required   pursuant  to  this
                  Agreement or as may reasonably be requested from Blackfoot by the Tower Tech Shareholders or their counsel.

         (f) Certificates evidencing the Blackfoot Common Stock to be issued to the Tower Tech Shareholders pursuant to Article I hereof.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                           THE TOWER TECH SHAREHOLDERS

Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by the Tower Tech Shareholders to Blackfoot contemporaneously with the execution of this Agreement (the "TOWER TECH SHAREHOLDER DISCLOSURE SCHEDULE"), the Tower Tech Shareholders and Tower Tech represent, warrant, and covenant to Blackfoot as follows:

3.1 ORGANIZATION AND QUALIFICATION. Tower Tech is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. Tower Tech is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a material adverse effect in the business, operations, properties, assets, liabilities, prospects, or condition (financial or otherwise) of Tower Tech (hereinafter a "MATERIAL EFFECT").

3.2 CAPITALIZATION. The issued and outstanding capital stock of Tower Tech consists of 550 shares of common stock. All of the issued and outstanding shares of capital stock of Tower Tech are validly issued, fully paid, and non assessable, and none of such shares have been issued in violation of the preemptive rights of any person.

                       Share Exchange Agreement - Page 3

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3.3      SUBSIDIARIES AND AFFILIATES.  Tower Tech does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

3.4 OPTIONS OR OTHER RIGHTS. No options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of Tower Tech, whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

3.5 OWNERSHIP OF SHARES. The shares of Tower Tech Common Stock are owned of record and beneficially by the Tower Tech Shareholders as set forth on Schedule A. The Tower Tech Shareholders possess full authority and legal right to sell, transfer, and assign the entire legal and beneficial ownership of the shares of Tower Tech Common Stock, free from all liens, claims, and encumbrances of any kind; and there are no outstanding rights or obligations granted by the Tower Tech Shareholders to purchase or acquire any of the shares of Tower Tech Common Stock or any interest in any of the shares of Tower Tech Common Stock. Upon transfer of the shares of Tower Tech Common Stock to Blackfoot hereunder at the Closing, Blackfoot will receive the entire legal and beneficial interest in the shares of Tower Tech Common Stock, free and clear of all liens, claims, and encumbrances and subject to no legal or equitable restrictions of any kind.

3.6 VALIDITY AND EXECUTION OF AGREEMENT. Each of the Tower Tech Shareholders has the full legal right, capacity and power required to enter into, execute and deliver this Agreement and to carry out the transactions contemplated. This Agreement has been duly executed and delivered by each of the Tower Tech Shareholders and constitutes the valid and binding obligation of each of the Tower Tech Shareholders, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3.7 NO CONFLICT. None of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the
         Articles of Incorporation or bylaws of Tower Tech or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to Tower Tech or any Tower Tech Shareholder, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which Tower Tech or any Tower Tech Shareholder is bound; (b) result in the creation of any material option, pledge, security interest, lien, charge, encumbrance, or restriction, whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws (hereinafter an "ENCUMBRANCE") upon any of the properties or assets of Tower Tech or any Tower Tech Shareholder pursuant to any such term or provision; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which Tower Tech or any Tower Tech

                       Share Exchange Agreement - Page 4

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         Shareholder  is a  party,  or by which  Tower  Tech or any  Tower  Tech
         Shareholder or any of their respective properties or assets may be subject or bound.

3.8 CONSENTS AND APPROVALS. No federal, state, or other regulatory approvals are required to be obtained, nor any regulatory requirements complied with, by Tower Tech or any Tower Tech Shareholder in connection with the Share Exchange.

3.9      VIOLATION OF LAWS, PERMITS, ETC.

         (a) Tower Tech is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

         (b) Tower Tech has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

3.10 BOOKS AND RECORDS. The books and records of Tower Tech (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of Tower Tech are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of Tower Tech since the date of inception of Tower Tech, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.11     TOWER TECH FINANCIAL STATEMENTS.

         (a) The audited balance sheets of Tower Tech as of December 31, 2004 and 2003, and the related audited statements of income, statements of cash flow and statements of shareholders equity for the years then ended, true and complete copies of which have been delivered to Blackfoot, present fairly, in all material respects, the financial position of Tower Tech as at such dates and the results of operations of Tower Tech for the years then ended, in accordance with generally accepted accounting principles ("GAAP") consistently applied for the periods covered thereby.

         (b) The unaudited balance sheet of Tower Tech as of June 30, 2005 and the related statements of income, statements of cash flow and statements of shareholders equity for the six-month period then ended, true and complete copies of which have heretofore been delivered to Blackfoot, present fairly, in all material respects, the financial position of Tower Tech as of such date and the results of operations of Tower Tech for the period then ended, in each case in accordance with GAAP consistently applied for the six-month period covered thereby.

                       Share Exchange Agreement - Page 5

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         (c)      The financial statements referred to in paragraphs (a) and (b)
                  above are hereinafter referred to as the TOWER TECH FINANCIAL STATEMENTS.

3.12 UNDISCLOSED LIABILITIES. Tower Tech does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or un-liquidated, secured or unsecured, accrued, absolute, contingent or otherwise (all of the foregoing being collectively referred to as "LIABILITIES" and individually as a "Liability"), of a kind required by GAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the Tower Tech Financial Statements. Tower Tech does not have any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the Tower Tech Financial Statements that are consistent with past practice and are included in the latest Tower Tech Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the Tower Tech Financial Statements, or (c) as specifically disclosed in the Tower Tech Financial Statements.

3.13 TITLE TO PROPERTY; ENCUMBRANCES. Tower Tech has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the Tower Tech Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect.

3.14 TAXES. All returns, reports, information returns, or other documents (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign governmental entity or others authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on Tower
         Tech) or the administration of any laws, regulations or administrative requirements relating to any Tax (hereinafter "TAX RETURNS"), reports and declarations of estimated tax or estimated tax deposit forms required to be filed by Tower Tech have been duly and timely filed; Tower Tech has paid all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments and any expenses incurred in connection with the settlement of any tax liability (hereinafter "TAXES") which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which Tower Tech is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision (hereinafter "GOVERNMENTAL OR REGULATORY BODY"). There are no tax liens upon any of the assets or properties of Tower Tech except for any lien, pledge, hypothecation, mortgage, security interest,

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         claim,  lease,  charge,  option,  right  of  first  refusal,  easement, servitude, transfer restriction under any member or similar agreement, encumbrance or any other restriction or limitation whatsoever, other than (i) materialmen's, mechanics', repairmen's or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any material danger of sale, forfeiture or loss of any part of the assets and shall have been disclosed to Blackfoot hereunder, or (ii) any lien arising as a result of any act or omission of Blackfoot (hereinafter "LIENS") for Taxes not yet due. Tower Tech is not a party to any express tax settlement agreement, arrangement, policy or guideline, formal or informal (a "SETTLEMENT AGREEMENT"), and Tower Tech does not have any obligation to make payments under any Settlement Agreement.

3.15     LITIGATION.

         (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of Tower Tech's knowledge, threatened
                  (i) against or affecting any of Tower Tech's assets or business that, if determined adversely to Tower Tech, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

         (b) Tower Tech has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events; that should reasonably cause Tower Tech to determine that there exists any basis for any material claim against Tower Tech for any of the matters described in paragraph (a) above.

3.16 CONTRACTS AND OTHER AGREEMENTS. SECTION 3.16 to the Tower Tech Shareholder Disclosure Schedule contains a complete and correct list as of the date hereof of all material agreements, contracts, and commitments (and all amendments thereto), written or oral, to which Tower Tech is a party or by which any of its properties is bound. Tower Tech has made available to Blackfoot complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of Tower Tech's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

3.17 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. All accounts receivable reflected on the balance sheet of Tower Tech included in the Tower Tech Financial Statements, and all accounts receivable arising subsequent to June 30, 2005, (a) have arisen from BONA FIDE sales transactions in the ordinary course of business on ordinary trade terms and (b) have been collected or are collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms without valid set-off or counterclaim. Tower Tech has made payments on accounts payable and other current obligations arising subsequent to June 30, 2005, in accordance with past practice of the business of Tower Tech.

                       Share Exchange Agreement - Page 7

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3.18     COMPENSATION ARRANGEMENTS;  OFFICERS,  DIRECTORS AND EMPLOYEES. SECTION
         3.18 to the Tower Tech Shareholder Disclosure Schedule sets forth: (a) the name of all present officers, directors and employees of Tower Tech
         and  current  annual  salary,  including  any  promised,   expected  or
         customary bonus or such other amount, and (b) the names and titles of all directors and officers of Tower Tech. Tower Tech has not made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed in SECTION 3.18 to the Tower Tech Shareholder Disclosure Schedule. To the knowledge of Tower Tech, none of such persons has made a threat to Tower Tech to terminate such person's relationship with Tower Tech.

3.19 ERISA. Except as set forth in SECTION 3.19 to the Tower Tech Shareholder Disclosure Schedule, there are no employee benefit plans as defined in ERISA ("Plans") maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of Tower Tech, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by Tower Tech, and no such Plan is or has ever been subject to ERISA.

3.20 OPERATIONS. Except as expressly authorized by this Agreement, and except as set forth in SECTION 3.20 to the Tower Tech Shareholder Disclosure Schedule, since the date of the latest Tower Tech Financial Statements, Tower Tech has not:

         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of Tower Tech;

         (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests;

         (c) entered into, amended or terminated any (i) employment agreement or collective bargaining agreement, (ii) adopted, entered into or amended any arrangement which is, or would be, a Plan or (iii) made any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalencies thereunder;

         (d) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (e) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (f) knowingly waived any right of material value to the business of Tower Tech;

                       Share Exchange Agreement - Page 8

         (g) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

         (h) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

         (i) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

         (j) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

         (k) except in the ordinary course of business, (i) entered into any lease (as lessor or lessee), (ii) sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice, (iii) granted or suffered any Lien on any of its assets or properties other than sales of inventory in the ordinary course of business, or (iv) entered into or amended any material contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any person or to refrain from competing with any person, in each case or type required to be disclosed pursuant to SECTION
                  3.15 hereof;

         (l)      except in the ordinary course of business, incurred or assumed
                  any  debt,   obligation  or  liability  (whether  absolute  or
                  contingent and whether or not currently due and payable);

         (m) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (n) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

                       Share Exchange Agreement - Page 9

         (o) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $5,000 individually or in the aggregate;

         (p)      except in the ordinary  course of  business,  made any capital
                  expenditures  or  commitments  for  capital   expenditures  in
                  aggregate amount exceeding $5,000; or

         (q) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to
                  SECTION 3.16.

3.21 INTANGIBLE PROPERTY AND INTELLECTUAL PROPERTY. Tower Tech possesses all of the necessary licenses, trademarks, trade names, and domain names (hereinafter "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct its business in the manner that is currently being conducted and anticipates conducting in the future. All of such Intellectual Property Rights are held in the name of Tower Tech. None of the Intangible Property of Tower Tech infringes upon the rights of any other person in any material respect or, to the knowledge of Tower Tech, is so infringed upon by any other person or its property. Tower Tech has not received any notice of any claim of any other person relating to any of the Intangible Property or any process or confidential information of Tower Tech and does not know of any basis for any such charge or claim. Except for the Intangible Property, no other material intellectual property or intangible property rights are required for Tower Tech to conduct the business of Tower Tech in the ordinary course consistent with past practice. Except as separately identified in SECTION 3.21 of the Tower Tech Shareholder Disclosure Schedule, no approval or consent of any person is needed so that the interest of Tower Tech in the Intangible Property shall continue to be in full force and effect and enforceable by Tower Tech following the transactions contemplated by this Agreement.

3.22 EMPLOYEE RELATIONS. Tower Tech is not a party any agreement with any labor organization, collective bargaining or similar agreement with respect to its employees. There are no material complaints, grievances or arbitrations, employment-related litigation, administrative proceedings or controversies either pending or, to the knowledge of Tower Tech, threatened, involving any employee, applicant for employment, or former employee of Tower Tech against Tower Tech. During the past five years, Tower Tech has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the knowledge of Tower Tech, threatened. To the knowledge of Tower Tech, there are no attempts presently being made to organize any employees employed by Tower Tech.

3.23 INSURANCE. Tower Tech has adequate policies of insurance for its operations. Tower Tech is not in default with respect to any material provision contained in any policy or binder of insurance and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability. Tower Tech has not received any notice of cancellation or non renewal of any such policy or binder. Tower Tech has not received any notice from any of its insurance carriers that any insurance premiums will be

                       Share Exchange Agreement - Page 10
         materially increased in the future or that any existing insurance coverage will not be available in the future on substantially the same terms as now in effect.

3.24 LICENSES AND PERMITS. Except as set forth in SECTION 3.24 of the Tower Tech Shareholder Disclosure Schedule, no material government permits, licenses, domain name and other registrations, and other consents and authorizations (federal, state, local and foreign) of any Governmental or Regulatory Body (collectively, "PERMITS") is required to be obtained by Tower Tech in connection with its properties or the business of Tower Tech. Tower Tech has not received any notice of any claim of revocation of any such Permit and has no knowledge of any event which would be likely to give rise to such a claim.

3.25 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Tower Tech Shareholders directly with Blackfoot without the intervention of any other person on behalf of the Tower Tech Shareholders in such manner as to give rise to any valid claim by any person against the Tower Tech Shareholders or Blackfoot for a finder's fee, brokerage commission or similar payment.

3.26 ACQUISITION OF BLACKFOOT SHARES. Each Tower Tech Shareholder acknowledges that the Blackfoot Common Stock are restricted securities under the Securities Act and represents that such Tower Tech Shareholder (i) is acquiring the Blackfoot Common Stock for his own account without a view to distribution within the meaning of the Securities Act; (ii) has received from Blackfoot its filings with the Securities and Exchange Commission and all other information that he has deemed necessary to make an informed investment decision with respect to an investment in Blackfoot in general and the Blackfoot
         Common Stock in particular; (iii) is financially able to bear the economic risks of an investment in Blackfoot; and (iv) has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the Blackfoot Common Stock so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Blackfoot Common Stock. Each Tower Tech Shareholders understands and agrees that the certificates evidencing the Blackfoot Common Stock shall bear the usual restrictive legend pertaining to Rule 144 under the Securities Act and that the Blackfoot Common Stock will not be transferable except in accordance with applicable rules and regulations of the Securities and Exchange Commission.

3.27 DISCLOSURE. To the knowledge of the Tower Tech Shareholders, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF BLACKFOOT

Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by Blackfoot to the Tower Tech Shareholders contemporaneously with the execution of this Agreement (the

                       Share Exchange Agreement - Page 11

"BLACKFOOT DISCLOSURE SCHEDULE"), Blackfoot represents, warrants, and covenants to the Tower Tech Shareholders as follows:

4.1 ORGANIZATION AND QUALIFICATION. Blackfoot is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to
         (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. Blackfoot is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a Material Effect.

4.2 CAPITALIZATION. The issued and outstanding capital stock of Blackfoot consists of shares of 9,750,000 common stock, $0.001 par value per share. All of the issued and outstanding shares of capital stock of Blackfoot are validly issued, fully paid, and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person. The Blackfoot Common Stock shall be validly issued, fully paid, and nonassessable.

4.3 SUBSIDIARIES AND AFFILIATES. Blackfoot does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

4.4 OPTIONS OR OTHER RIGHTS. No options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of Blackfoot whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

4.5 VALIDITY AND EXECUTION OF AGREEMENT. The execution and performance of this Agreement have been duly and validly authorized by the board of directors of Blackfoot and no other corporate action by Blackfoot is necessary to authorize the execution, delivery, and performance of this Agreement, except for the increase in authorized capital stock and change of the corporate name described in SECTION 6.2 hereof. Blackfoot has the corporate power and authority to execute and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed on behalf of Blackfoot and is a valid and binding obligation of Blackfoot, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and
         (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.6 NO CONFLICT. None of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of Blackfoot or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to Blackfoot, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which Blackfoot is bound; (b) result in the

                       Share Exchange Agreement - Page 12
         creation of any Encumbrance upon any of the properties or assets of Blackfoot pursuant to any such term or provision; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which Blackfoot is a party, or by which Blackfoot or any of its properties or assets may be subject or bound.

4.7      CONSENTS  AND  APPROVALS.   No  federal,  state,  or  other  regulatory
         approvals are required to be obtained, nor any regulatory requirements complied with, by Blackfoot in connection with the Share Exchange.

4.8      VIOLATION OF LAWS, PERMITS, ETC.

         (a) Blackfoot is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

         (b) Blackfoot has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

4.9 BOOKS AND RECORDS. The books and records of Blackfoot (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of Blackfoot are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of Blackfoot since the date of inception of Blackfoot, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

4.10     BLACKFOOT FINANCIAL STATEMENTS.

         (a) The audited balance sheets of Blackfoot as of December 31, 2004 and 2003, and the related audited statements of income, statements of cash flow and statements of shareholders equity for the years then ended, true and complete copies of which have been delivered to the Tower Tech Shareholders, present fairly, in all material respects, the financial position of Blackfoot as at such dates and the results of operations of Blackfoot for the year then ended, in accordance with GAAP consistently applied for the periods covered thereby.

         (b) The unaudited balance sheet of Blackfoot as of June 30, 2005 and the related statements of income, statements of cash flow and statements of shareholders equity for the period then ended, true and complete copies of which have heretofore been delivered to the Tower Tech Shareholders, present fairly, in all material respects, the financial position of Blackfoot as of such date and the results of operations of Blackfoot for

                       Share Exchange Agreement - Page 13
                  the period then ended, in each case in accordance with GAAP consistently applied for the six-month period covered thereby.

         (c) The financial statements referred to in paragraphs (a) and (b) above are hereinafter referred to as the BLACKFOOT FINANCIAL STATEMENTS.

4.11 UNDISCLOSED LIABILITIES. Blackfoot does not have any Liabilities of a kind required by GAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the Blackfoot Financial Statements. Blackfoot does not have any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the Blackfoot Financial Statements that are consistent with past practice and are included in the latest Blackfoot Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the Blackfoot Financial Statements, or
         (c) as specifically disclosed in the Blackfoot Financial Statements.

4.12 TITLE TO PROPERTY; ENCUMBRANCES. Blackfoot has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the Blackfoot Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect.

4.13 TAXES. All Tax Returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by Blackfoot have been duly and timely filed; Blackfoot has paid all Taxes which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which Blackfoot is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper Governmental or Regulatory Body. There are no tax liens upon any of the assets or properties of Blackfoot except for Liens for Taxes not yet due. Blackfoot is not a party to any Settlement Agreement, and Blackfoot does not have any obligation to make payments under any Settlement Agreement.

4.14     LITIGATION.

         (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of Blackfoot's knowledge, threatened
                  (i) against or affecting any of Blackfoot's assets or business that, if determined adversely to Blackfoot, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

         (b) Blackfoot has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events; that should reasonably cause Blackfoot to determine

                       Share Exchange Agreement - Page 14
                  that there exists any basis for any material claim against Blackfoot for any of the matters described in paragraph (a) above.

4.15 CONTRACTS AND OTHER AGREEMENTS. SECTION 4.15 to the Blackfoot Disclosure Schedule contains a complete and correct list as of the date hereof of all material agreements, contracts, and commitments (and all amendments thereto), written or oral, to which Blackfoot is a party or by which any of its properties is bound. Blackfoot has made available to the Tower Tech Shareholders complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of Blackfoot's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

4.16 COMPENSATION ARRANGEMENTS; OFFICERS, DIRECTORS AND EMPLOYEES. Blackfoot does not pay any compensation to any of its officers and directors and has no employees. Blackfoot has not made a commitment or agreement (verbally or in writing) to pay any compensation to such persons.

4.17 ERISA. There are no Plans maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of Blackfoot or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by Blackfoot and no such Plan is or has ever been subject to ERISA.

4.18 OPERATIONS. Except as expressly authorized by this Agreement, or except as set forth in SECTION 4.18 to the Blackfoot Disclosure Schedule, since the date of the latest Blackfoot Financial Statements, Blackfoot has not:

         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of Blackfoot;

         (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests;

         (c) entered into, amended or terminated any (i) employment agreement or collective bargaining agreement, (ii) adopted, entered into or amended any arrangement which is, or would be, a Plan or (iii) made any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalencies thereunder;

         (d) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with

                       Share Exchange Agreement - Page 15
                  trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (e) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (f) knowingly waived any right of material value to the business of Blackfoot;

         (g) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

         (h) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

         (i) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

         (j) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

         (k) except in the ordinary course of business, (i) entered into any lease (as lessor or lessee), (ii) sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice, (iii) granted or suffered any Lien on any of its assets or properties other than sales of inventory in the ordinary course of business, or (iv) entered into or amended any material contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any person or to refrain from competing with any person, in each case or type required to be disclosed pursuant to SECTION
                  4.14 hereof;

         (l)      except in the ordinary course of business, incurred or assumed
                  any  debt,   obligation  or  liability  (whether  absolute  or
                  contingent and whether or not currently due and payable);

                       Share Exchange Agreement - Page 16

         (m) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (n) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

         (o) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $5,000 individually or in the aggregate;

         (p)      except in the ordinary  course of  business,  made any capital
                  expenditures  or  commitments  for  capital   expenditures  in
                  aggregate amount exceeding $5,000; or

         (q) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to
                  SECTION 4.15.

4.19 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Tower Tech Shareholders directly with Blackfoot without the intervention of any other person on behalf of the Tower Tech Shareholders in such manner as to give rise to any valid claim by any person against the Tower Tech Shareholders or Blackfoot for a finder's fee, brokerage commission or similar payment.

4.20 APPROVAL OF SHARE EXCHANGE. The board of directors of Blackfoot has approved the Share Exchange without reservation or qualification.

4.21     SEC REPORTING  STATUS.  Blackfoot filed a registration  statement under
         Section 12(g) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") on August 11, 2000. Since that October 10, 2000, Blackfoot has filed with the Securities and Exchange Commission ("SEC") all reports required to be filed pursuant to Section 13 of the Exchange Act. It has not filed a certification on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

4.22 INVESTMENT COMPANY. Blackfoot is not an investment company within the meaning of Section 3 of the Investment Company Act.

4.23 OTC BULLETIN BOARD STATUS. The Blackfoot Common Stock is approved for trading on the OTC Bulletin Board.

4.24 DISCLOSURE. To the knowledge of Blackfoot, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

                       Share Exchange Agreement - Page 17

                                    ARTICLE V
                            ACTIONS PRIOR TO CLOSING

5.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. At or prior to the Closing Date, Blackfoot shall be entitled to make such investigation of the assets, properties, business and operations of Tower Tech and such examination of the books, records, Tax Returns, financial condition and operations of Tower Tech as Blackfoot may wish. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Tower Tech shall cooperate fully therein. In order that Blackfoot may have full opportunity to make such a business, accounting and legal review, examination or investigation as they may wish of the business and affairs of Tower Tech, Tower Tech shall furnish to Blackfoot during such period all such information and copies of such documents concerning the affairs of Tower Tech as
         Blackfoot may reasonably request and cause Tower Tech's officers, employees, consultants, agents, accountants and attorneys to cooperate fully with Blackfoot of all material facts affecting the financial condition and business operations of Tower Tech. Until the Closing and if the Closing shall not occur, thereafter, Blackfoot and its affiliates shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement and after termination of this Agreement, Blackfoot and its affiliates shall not disclose, nor use for their own benefit, any information or documents obtained from Tower Tech concerning its assets, properties, business and operations, unless (a) readily ascertainable from public or published information, or trade sources, (b) received from a third party not under an obligation to Tower Tech to keep such information confidential or (c) required by any Law or Order. If this transaction does not close for any reason, Blackfoot and its affiliates shall return or destroy all such confidential information and compilations thereof as is practicable, and shall certify such destruction or return to Tower Tech.

5.2 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, the Tower Tech Shareholders shall cause the business of Tower Tech to be conducted in the ordinary course in the same manner as it has been conducted since it inception. The Tower Tech Shareholders covenant that, except with the prior written consent of Blackfoot, which consent shall not be unreasonably withheld, Tower Tech will not:

         (a) Do any of the restricted acts set forth in SECTION 3.20 hereof, or enter into any agreement of a nature set forth in
                  SECTION 3.16 hereof; or

         (b) Enter into any transaction other than in the ordinary course of business.

5.3 PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, the Tower Tech Shareholders shall cause Tower Tech to use commercially reasonable efforts to (i) preserve intact the business, assets, properties and organizations of Tower Tech, (ii) keep available the services of the present officers, employees, consultants and agents of Tower Tech; and (iii) maintain the present suppliers and customers and preserve the goodwill of Tower Tech.

5.4 ADVICE OF CHANGES. The Tower Tech Shareholders will promptly advise Blackfoot in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to them that, if

                       Share Exchange Agreement - Page 18
         existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Tower Tech Shareholder Disclosure Schedule or would have resulted in any representation of the Tower Tech Shareholders in this Agreement being untrue. Blackfoot will promptly advise the Tower Tech Shareholders in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to it that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Blackfoot Disclosure Schedule or would have resulted in any representation of Blackfoot in this Agreement being untrue in any material respect.

5.5 OTC BULLETIN BOARD. Blackfoot will use its best efforts to maintain the listing on the OTC Bulletin Board of the Blackfoot Common Stock.

5.6 SEC REPORTS. Blackfoot shall file with the SEC all reports that are required to be filed by the Exchange Act and the rules and regulations promulgated thereunder.

5.7 OTHER AGREEMENTS. The Tower Tech Shareholders and Blackfoot agree to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, submissions of information requested by Governmental or Regulatory Bodies and any other persons required to be obtained by them for the consummation of the closing and the continuance in full force and effect of the permits, contracts and other agreements set forth on the Schedules to this Agreement.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BLACKFOOT TO COMPLETE THE CLOSING. The obligations of Blackfoot to enter into and complete the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by Blackfoot:

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by the Tower Tech Shareholders at or before the Closing shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of the Tower Tech Shareholders set forth in Article III shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) Blackfoot shall have received a certificate to such effect from the Tower Tech Shareholders.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by Tower Tech or the Tower Tech Shareholders in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to Tower Tech or the Tower Tech Shareholders and applicable

                       Share Exchange Agreement - Page 19
                  governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and Blackfoot shall have received a certificate from the Tower Tech Shareholders to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for Blackfoot, which approval shall not be unreasonably withheld.

         (d) The Tower Tech Shareholders shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by Blackfoot or its counsel.

         (e)      Tower Tech shall not have suffered any Material Effect.

         (f) No material information or data provided or made available to Blackfoot by or on behalf of Tower Tech shall be incorrect in any material respect.

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against Tower Tech or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to Tower Tech.

6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE TOWER TECH SHAREHOLDERS TO COMPLETE THE CLOSING. The obligations of the Tower Tech Shareholders to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by the Tower Tech Shareholders:

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by Blackfoot at or before the Closing shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of Blackfoot set for in Article IV shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) the Tower Tech Shareholders shall have received a certificate to such effect from Blackfoot.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by Blackfoot in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to Blackfoot and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall

                       Share Exchange Agreement - Page 20
                  have   expired  or  been   terminated,   and  the  Tower  Tech
                  Shareholders shall have received a certificate from Blackfoot to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for the Tower Tech Shareholders, which approval shall not be unreasonably withheld.

         (d) Blackfoot shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by the Tower Tech Shareholders or their counsel.

         (e)      Blackfoot shall not have suffered any Material Effect.

         (f) No material information or data provided or made available to the Tower Tech Shareholders by or on behalf of Blackfoot shall be incorrect in any material respect.

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against Blackfoot or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to Blackfoot.

         (h) The Blackfoot Common Stock shall be approved for listing on the OTC Bulletin Board.

         (i) Blackfoot shall satisfy (i) the filing requirements set forth in Section 13 of the Exchange Act and (ii) the requirements of Rule 15c2-11 as promulgated by the SEC under the Exchange Act.

         (j) At Closing, all but one member of Blackfoot's Board of Directors shall resign, whereupon three persons designated by the Tower Tech Shareholders shall be elected by the remaining director of Blackfoot to fill the vacancies. The remaining director of Blackfoot shall then resign. In order to effect such change in the composition of Blackfoot's Board of Directors, Blackfoot, at or prior to Closing shall have complied with the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder; PROVIDED, that Blackfoot's obligation to effect such -------- compliance shall be contingent upon the Tower Tech Shareholders' furnishing to Blackfoot such information with respect to their nominees to Blackfoot's Board of Directors as is required by the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder for compliance with
                  Section 14(f) thereof.

         (k) Blackfoot shall have changed its name to "Tower Tech Systems, Inc."

                       Share Exchange Agreement - Page 21

         (l) Blackfoot shall have filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to increase its authorized capital to 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value.

                                   ARTICLE VII
                             POST-CLOSING COVENANTS

The parties covenant to take the following actions after the Closing Date:

7.1 FURTHER INFORMATION. Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data of Tower Tech or Blackfoot, as the case may be, relating to the business of Tower Tech or Blackfoot in their possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its affiliates and (b) for any other reasonable business purpose.

7.2 RECORD RETENTION. Each party agrees that for a period of not less than five years following the Closing Date, such party shall not destroy or otherwise dispose of any of the Books and Records of Tower Tech or Blackfoot relating to the business of Tower Tech or Blackfoot in his or its possession with respect to periods prior to the Closing Date. Each party shall have the right to destroy all or part of such Books and Records after the fifth anniversary of the Closing Date or, at an earlier time by giving each other party hereto 30 days prior written notice of such intended disposition and by offering to deliver to the other party or parties, at the other party's or parties' expense, custody of such Books and Records as such party may intend to destroy.

7.3 POST-CLOSING ASSISTANCE. The Tower Tech Shareholders on the one hand, and Blackfoot, on the other hand, will provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information that may be reasonably relevant to such return, audit or examination, proceedings or determination. The party requesting assistance shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this SECTION 7.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.

7.4 SEC REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Blackfoot Common Stock to the public without registration, from and after the Closing, the new management of Blackfoot will:

                       Share Exchange Agreement - Page 22

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and

         (b) file with the SEC in a timely manner all reports and other documents required of Blackfoot under the Exchange Act.

                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:

         (a) by mutual written consent of Blackfoot and the Tower Tech Shareholders;

         (b) by Blackfoot on the one hand, or by all of the Tower Tech Shareholders, on the other hand, by written notice to the other party hereto, if the Closing shall not have occurred on or prior to the close of business on December 31, 2005 (unless such event has been caused by a breach of this Agreement by the party seeking such termination);

         (c) by Blackfoot or by all of the Tower Tech Shareholders if a Governmental or Regulatory Body has permanently enjoined or prohibited consummation of the Share Exchange and such court or government action is final and nonappealable;

         (d) by Blackfoot if the Tower Tech Shareholders have failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination; or

         (e) by the Tower Tech Shareholders if Blackfoot has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination.

8.2      SURVIVAL AFTER TERMINATION. If this Agreement is terminated pursuant to
         Section 8.1, (a) this Agreement shall become null and void and of no further force and effect, except for the provisions of SECTION 5.1 relating to the obligation to keep confidential certain information and
         (b) there shall be no liability on the part of Tower Tech or Blackfoot or their respective affiliates.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 EXPENSES. Each party shall be solely responsible for its own legal and accounting fees in connection with the Share Exchange.

                       Share Exchange Agreement - Page 23

9.2 FURTHER ASSURANCES. At any time and from time to time after the Closing Date at the request of Blackfoot, and without further consideration, the Tower Tech Shareholders will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Blackfoot may reasonably deem necessary or desirable in order to transfer, convey and assign the Shares to Blackfoot and to assist Blackfoot in exercising all rights with respect thereto. The parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any document or other papers, the execution and delivery of which are conditions precedent to the Closing.

9.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) business days thereafter or sent by prepaid air courier or (b) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 9.3):

                    If to the Tower Tech Shareholders:

                           Christopher C. Allie, President
                           980 Maritime Drive, Suite 6
                           Manitowoc, WI     54220

                           and

                           Kummer, Lambert & Fox, LLP
                           927A South 8th Street
                           Manitowoc, WI     54221-1180
                           Attention:    Terence P. Fox

                    with a copy to:

                           Dill Dill Carr Stonbraker & Hutchings, P.C.
                           455 Sherman Street, Suite 300
                           Denver, Colorado 80203
                           Attention:    Fay M. Matsukage, Esq.

                    If to Blackfoot:

                           Blackfoot Enterprises, Inc.
                           6767 W. Tropicana Avenue, Suite 207
                           Las Vegas, Nevada 89103
                           Attention:    Johann Rath, President

                       Share Exchange Agreement - Page 24
                  with a copy to:

                           Ronald J. Stauber, Esq.
                           1880 Century Park East, Suite 300
                           Los Angeles, California 90067

9.4 ARBITRATION. Any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement or the agreements or transactions contemplated by this Agreement shall be finally settled by binding arbitration. The arbitration shall be conducted and the arbitrator chosen in accordance with the rule of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of Blackfoot and the Tower Tech Shareholders. In connection with any such arbitration, each party shall be afforded the opportunity to conduct discovery in accordance with the Federal Rules of Civil Procedure.

         (a) The seat of the arbitration shall be in Manitowoc County, Wisconsin, and will follow the format known as "Baseball Arbitration". Each of the Tower Tech Shareholders and Blackfoot hereby irrevocably submits to the jurisdiction of the arbitrator in Manitowoc County, Wisconsin, and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient format, or that such venue is improper.

         (b) The arbitral award shall be in writing and shall be final and binding on each of the parties to this Agreement. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. Each of the Tower Tech Shareholders and Blackfoot acknowledges and agrees that by agreeing to these arbitration provisions each of the parties hereto is waiving any right that such party may have to a jury trial with respect to the resolution of any dispute under this Agreement or the agreements or transactions contemplated hereby.

9.5 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Blackfoot and the Tower Tech Shareholders except as may be required by applicable law.

9.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

9.7 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof

                       Share Exchange Agreement - Page 25

9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

9.9 BINDING EFFECT, NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable by any party hereto without the prior written consent of the other parties hereto except by operation of law and any other purported assignment shall be null and void.

9.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

9.11 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

9.12 EFFECT OF DISCLOSURE ON SCHEDULES. Any item disclosed on any Schedule to this Agreement shall only be deemed to be disclosed in connection with (a) the specific representation and warranty to which such
         Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

9.13 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

9.14 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


BLACKFOOT:                                           TOWER TECH:


BLACKFOOT ENTERPRISES, INC.                 TOWER TECH SYSTEMS, INC.


By:      /S/ JOHANN RATH                    By:       /S/ CHRISTOPHER ALLIE
         -----------------------------           -------------------------------
Name:    Johann Rath                        Name:    Christopher Allie
Title:   President                          Title:   President


                       Share Exchange Agreement - Page 26

TOWER TECH SHAREHOLDERS:

/S/ RAYMOND L. BRICKNER                     /S/ CHRISTOPHER C. ALLIE
----------------------------------------   -------------------------
Raymond L. Brickner                         Alex C. Allie



/S/ DANIEL P. WERGIN                        /S/ CHRISTOPHER C. ALLIE
-----------------------------------------   ------------------------
Daniel P. Wergin                            Christopher C. Allie



/S/ PETER C. ALLIE                          /S/ TERENCE P. FOX
-----------------------------------------   ------------------
Peter C. Allie                              Terence P. Fox

                                            Integritas, Inc.

/S/ STACEY C. CULLIGAN                      By:      /S/ JAMES HUNTER
-----------------------------------------      ----------------------
Stacy C. Culligan                           Name:    James Hunter
                                            Title:   Vice President

Wergin Family Dynasty Trust 2005            Brickner Family Limited Partnership

By:      /S/ TERENCE P. FOX                 By:      /S/ RAYMOND L. BRICKNER III
   --------------------------------------   ---------------------------------
Name:    Terence P. Fox                     Name:    Raymond L. Brickner III
Title:   Trustee                            Title:   General Partner

Terence P. Fox
Paula L. Fox
Irrevocable Trust 2005

By:  /S/ DANIEL P. WERGIN
    -------------------------------------
Name:    Daniel P. Wergin
Title:   Trustee


                       Share Exchange Agreement - Page 27